5: SCHEDULE 14A  Proxy Statement Pursuant to Section 14

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |_| Filed by a Party other than the
Registrant |X| Check the appropriate box: |X| Preliminary
Proxy Statement |_| Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2)) |_| Definitive Proxy
Statement |_| Definitive Additional Materials |_| Soliciting
Material Pursuant to ss. 240.14a-12

THE ALASKA AIR GROUP, Inc. ("the Company-AAG") (Name of
Registrant as Specified In Its Charter)

Stephen Nieman, Richard D. Foley, Robert C. Osborne MD, Terry
K. Dayton, John Chevedden and Carl Olson (Name of Persons
Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): |X| No fee
required |_| Fee computed on table below per Exchange Act
Rules 14a-6(i)(4) and 0-11

1) Title of each class of securities to which transaction
applies:

2) Aggregate number of securities to which transaction
applies:

3) Per unit price or other underlying value of transaction
computed pursuant to Exchange Act Rule 0-11 (set forth the
amount on which the filing fee is calculated and state how it was determined)

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
Schedule and the date of its filing. 1) Amount Previously
Paid: 2) Form, Schedule or Registration Statement No.:

3) Filing Party: 4) Date Filed:

TABLE OF CONTENTS OF THE CHALLENGERS' PRELIMINARY FORM OF
PROXY OF ALASKA AIR GROUP, INC. ("the Company-AAG")

I. Preliminary Proxy Statement and Preliminary Form of Proxy
II. Annual Meeting of Stockholders
III. Beginning of Challenger Remarks
IV. Expenses
V. How We Plan to Solicit
VI. We Plan Full and Open Disclosure
VII. Voting
a. What Am I Voting On?
b. How Do I Cast My Vote Using The Challengers' Proxy Card?
c. How Do I Cast My Vote Using The Company-AAG's Proxy Card?
d. You May Vote In Person At The Meeting
e. What If I Change My Mind After I Submit My Proxy?
VIII. INFORMATION ABOUT CHALLENGER NOMINEES
IX. PARTICIPANTS IN THE SOLICITATION
X. ELECTION OF DIRECTORS
a. Proposal No. 1 Election Of Directors
b. Further Matters
XI. SHAREHOLDER PROPOSALS (To be added in subsequent filings)
XII. CONCLUDING REMARKS OF THE CHALLENGERS XIII. PROXY CARD
____________________________________________________________
I. PRELIMINARY PROXY STATEMENT AND PRELIMINARY FORM OF PROXY

SOLICITATION, VOTING AND REVOCATION OF PROXIES

Richard D. Foley, Stephen Nieman, Robert C. Osborne MD, Terry
K. Dayton, John Chevedden and Carl Olson: THIS PROXY IS BEING
SOLICITED ON BEHALF OF THE PARTICIPANTS AND NOT ON BEHALF OF
THE COMPANY'S BOARD OF DIRECTORS. The approximate date that we will make our Definitive Proxy Statement and Form of Proxy
available to shareholders will be February ___, 2005. This
proxy statement and form of proxy are preliminary copies.

II. ANNUAL MEETING OF STOCKHOLDERS

Scheduled to be held (date and time to be announced). For more details, please reference the Company-AAG's April ____, 2005
Definitive Proxy statement on page ____.

Note: Please reference in its entirety the Company-AAG's April
____, 2005 Definitive Proxy Statement (eventually found at
www.sec.gov).

III. BEGINNING OF THE CHALLENGERS' REMARKS

Greetings to all Alaska Air Group, Inc. shareholders! If we
may, allow us to introduce ourselves: We are Richard Foley,
Steve Nieman, Dr. Robert Osborne, Terry Dayton, John Chevedden
and Carl Olson. We are the CHALLENGERS for election to the
board of directors of the Company-AAG. We are running against the incumbents nominated for re-election by the incumbent
board. All six of us have consented to be named in the proxy materials. All six of us have agreed to accept nomination and to serve if elected. For more information on us, see VIII.
INFORMATION ABOUT CHALLENGER NOMINEES
and IX. PARTICIPANTS IN THE SOLICITATION.

The CHALLENGERS provide these proxy materials to enable you to exercise your right to vote for their election to the board of directors at the Company-AAG's 2005 Annual Shareholders
Meeting.

Shareowner rights, corporate governance and corporate
democracy have become subjects of much debate. The U.S.
Securities and Exchange Commission ("SEC") continues to review proxy rules pursuant to its first announcement on April 14,
2003 that it will "Review Current Proxy Rules and Regulations to Improve Corporate Democracy" (see www.sec.gov).

We believe the existing proxy rules can be confusing, complex and to some degree open to opposing legal interpretation.
However, within the range of legal choices management of a
company can make, we think there are choices that are optimal and help the shareowners to have a better understanding of
complex subjects. Similarly, there are choices, we believe,
that are less than optimal. In our opinion, we feel that
wherever alternatives are legally equal, the path that
optimizes shareowner understanding should be the one selected.

Therefore, the CHALLENGERS, Richard D. Foley, Steve Nieman,
Robert C. Osborne, MD, Terry K. Dayton, John Chevedden and
Carl Olson are undertaking to provide you with this Proxy
Statement and Proxy Card to enable you to vote for the
CHALLENGERS who are running against the incumbents.

We believe that a fresh and innovative perspective is needed on the board of directors. We believe that management of the
Company-AAG would benefit from the shareowners electing some of the six CHALLENGER candidates.

IV. EXPENSES

The total amount to be spent directly or indirectly will not exceed $500 in aggregate. As of Nov. 1, 2004, the CHALLENGERS have spent $100. Contrary to customary practice and regardless the outcome of the vote, we have chosen not to seek
reimbursement for this solicitation from the shareowners of
the Company-AAG.

In many contests, if the CHALLENGERS win, they seek to have
their expenses reimbursed by the company, such as duplicative mailings, etc. In our view such a practice causes the
shareowners to pay twice for essentially the same thing. We
plan limited printing and mailing by the U.S. Post Office or any other carrier. Electronic mail ("email") will be used to communicate with and contact some of the shareowners of the
Company-AAG, such as institutional holders.

We will consider accepting donations (if offered) to help
cover costs of our proxy contest. All such donations will be properly reported. Because we don't anticipate receiving
donations amounting to any significant sum, we do not plan
that any donors would join us in this solicitation. However, if anyone contributes in excess of $500, they will be deemed participants in our solicitation. We plan to file Definitive additional materials to disclose any information regarding
additional participants (if any).

In 2003, the management of the Company-AAG, as was within its right to do, offered to mail our proxy statement and proxy
card to all the shareholders. As this would have been a second mailing and a repeated cost of approximately forty to fifty
thousand dollars that the CHALLENGERS would have had to pay, we chose to decline.

We believe that a more democratic system is a better system.
We think that a proxy card, like any ballot in a democratic
system, should contain the names of all qualified candidates.
Further, like a regular election, the candidates should
shoulder the costs of campaigning. This should apply for both incumbents and challengers.

V. HOW WE PLAN TO SOLICIT

The dedicated Internet web site www.votepal.com will be used for the purposes of conducting our solicitation. It will
contain a downloadable/printable version of our Proxy
Statement, Proxy Card and a Voting Instruction Form for 401(k)
plan participants. The Proxy Card and Voting Instruction Form will not be available until we file a Definitive 14A with the
SEC.

The web site www.votepal.com will provide email addresses, a telephone and fax number for shareholders to contact us. It
will also reference the Company-AAG's proxy materials. For
those who are unable to access the Internet at home or work, many public libraries offer free access to computers and the
World Wide Web. We will upon certified request mail our proxy materials to shareholders who have exhausted all feasible
means of accessing the Internet. Requests can be mailed to
Steve Nieman, PO Box 602, Brush Prairie, WA 98606.

Presently over 90% of the Company-AAG's shares are held by
institutional investors, therefore we expect to have little
difficulty in contacting over 50% of the outstanding shares.

We may use a "telephone tree technique" to ask shareholders if they would be willing to contact two or three other
shareholders to convince them to view our web site. It is our intention to lawfully maximize the use of Internet
communication tools. We will make ourselves available to all media interested in our efforts, and will strive to follow all legal guidelines, requirements and regulations.

For any proxy we receive, we will either email or postal mail a link to our proxy statement on www.votepal.com (and keep a record) to prove the shareholder has been furnished with our
Proxy Statement. On our proxy card on www.votepal.com, we will have a block for senders to list return-contact information, either email or postal address, to ensure that we will have
the correct address to send a link of our Proxy Statement to.
If the shareholder votes our proxy card electronically, this contact information will be required to be filled in before
the electronic proxy can be sent, i.e. a "required field" in the database of the ballot card.

VI. WE FAVOR OPEN AND FULL DISCLOSURE

Starting in 2004, we continue to pursue our search for
information through a Freedom of Information Act request
("FOIA") to the SEC in an attempt to obtain relevant documents in regards to private filings management of the Company-AAG
has made with the Commission since the challengers first ran for board seats starting in 2003.

We believe that the shareowners have the right to see all
communications by the Company-AAG that is not competitively-
sensitive in nature, such as management requests for no-action letters, expensive resources such as LexisNexis
notwithstanding. We feel that FOIA requests are one way that all shareowners can have more complete access to more
information.

We believe that the more transparent the system, the better
return there will be on investment.

VII. VOTING

VII.a. What Am I Voting On?

You are being asked to vote for the election of _____ director candidates from the offering of _______ nominees, and _______
stockholder proposals.

VII.b. How Do I Cast My Vote Using The CHALLENGERS' Proxy
Card?

How common stock is possessed determines how it is voted.
Employees of the Company-AAG can possess stock in three ways:
as 401(k) plan participants; as beneficial owners; or as
registered shareowners. In our Proxy Statement, this group of employee stockholders will be referred to as ("employee
stockholders"). Since much of our Proxy Statement will discuss how employee stockholders instruct the 401(k) Trustee(s) to
vote voting instructions, this group will be referred to as
("401(k) employee stockholders"). Non-employees can possess
stock only as beneficial or registered stockholders. This
group will be referred to as ("outside stockholders.")

From the Company-AAG's April ___, 2005 Definitive Proxy
Statement, page __) ...At the record date, ___________ million shares were held in the trust for participants. The Company's transfer agent, EquiServe, will send a proxy statement, an
annual report and a voting instruction form to each
participant who held shares through the Company's 401(k) plans at the record date." The trustee will vote the shares in
accordance with instructions received from participants. The
Vanguard Group, Inc. ("Vanguard") will vote shares for which no instructions were received in the same proportion, for and against, as the shares for which instructions were received.
The Fidelity Institutional Retirement Services Company
("Fidelity") will only vote shares for which instructions are indicated.

To allow sufficient time for voting by the trustee, voting
instructions for 401(k) employee stockholders must be received by a deadline yet to be determined by the management of the
AAG, probably sometime in May, 2005.

For both employee and outside stockholders, there is a Voter
Control Number that can be obtained from either postal-mailed or emailed proxy materials from the Company-AAG or your banker or broker. This Voter Control Number is provided by either
EquiServe, the transfer agent hired by the management of the
Company-AAG, or by ADP Automatic Data Processing, Inc.
("ADP"). ADP is an intermediary information processing and
mailing agent used by stock exchanges for shareholders who own shares through bankers or brokers.

In 2003 and 2004, we received guidance from the staff of the
SEC that the Commission would not object to shareholders
writing their Voter Control Number received from management of the Company-AAG, a banker, or a broker, on our proxy cards.

The CHALLENGERS encourage you to consider downloading and
printing out your proxy card to send to the Company-AAG,
EquiServe, ADP, your banker or broker, for your records--in an attempt to be certain that your ballot or voting instruction are properly counted. A reminder--shareholders are entitled to only one vote per share, and the later-dated proxy card,
either by the CHALLENGER'S or the Company-AAG's, will count.

In order for outside stockholders to accurately identify
themselves and enhance the potential that their proxy will be counted, they may voluntarily write in their control number(s)
on our proxy card and send it to us either electronically, by fax or postal mail according to instructions published on
www.votepal.com.

Please remember if you are downloading and transmitting one of our proxy cards--FILL IN THE NECESSARY INFORMATION TO
ACCURATELY IDENTIFY YOURSELF AND THE NUMBER OF SHARES YOU OWN
TO VOTE, INCLUDING THE VOTER CONTROL NUMBER--AND SIGN IT.

WE CAN'T STRESS ENOUGH THE IMPORTANCE OF THE VOTER CONTROL
NUMBER. Without it being properly included, your proxy will
not be a valid form of proxy and will not be counted.

Primarily, we will be offering and collecting our proxy cards electronically. On www.votepal.com, we will provide a proxy
card in pdf and text format that interested shareholders can view and transmit via a secure web page, or download, fill in, sign and mail to Steve Nieman, PO Box 602, Brush Prairie, WA
98606 or fax to (360) 666-6483.

For 401(k) employee stockholders, you will have to vote via
EquiServe to complete the requirement that the Vanguard and
the Fidelity trustees be notified of your voting instructions.
This must be completed by the anticipated May ___, 2005
deadline that has yet to be scheduled by the Company-AAG. (To compare to last year, see the Company-AAG's April 23, 2004
Definitive Proxy Statement on pages 5, 6 and 7 under the
heading "You may vote in person at the meeting" and "How are shares voted that are held in a company 401(k) plan").

However, since our candidates will probably not be printed on the Company-AAG's proxy card (we weren't in years 2003 and
2004), 401(k) employee stockholders will need to VOTE A VOTING
INSTRUCTION FORM THAT WILL BE AVAILABLE ON
WWW.VOTEPAL.COM. We are in the process of endeavoring to
obtain the applicable information and procedure from Vanguard and
Fidelity, which are the designated, directed-trustees. When further information becomes available, we will file additional
Preliminary material to amend our Proxy Statement with the SEC to advise stockholders. We will also publish this information on www.votepal.com.

VII.c. How Do I Cast My Vote Using The Company-AAG's Proxy
Card?

For 401(k) employee stockholders, you will have to vote via
EquiServe to complete the requirement that the Vanguard and
Fidelity trustees be notified of your voting instructions.
This must be completed before the May ___, 2005 deadline that will eventually be scheduled by the management of the Company-
AAG.

However, since our candidates will probably not be printed on the Company-AAG's proxy card (we weren't in years 2003 and
2004), 401(k) employee stockholders will need to VOTE A VOTING
INSTRUCTION FORM. We are in the process of endeavoring to
obtain the applicable information and procedure from Vanguard and Fidelity, which are the designated, directed-trustees.
When further information becomes available, we will file
additional Preliminary material to amend our Proxy Statement with the SEC to advise stockholders. We will also publish this information on www.votepal.com.

In 2003 and 2004, Putnam Fiduciary Trust Company, the 401(k)
plan administrator prior to Vanguard, agreed to permit the
voting of voting instructions by plan participants for the
CHALLENGER candidates using their Proxy Card available on
www.votepal.com/.

Since we anticipate that the six CHALLENGER candidates will
not be listed on the Company AAG's proxy card in 2005, there will be no way for shareholders to use it and vote for us. You can use the Company-AAG's proxy card to vote your preferences for the shareholder proposals, but not for the CHALLENGER
candidates. Remember: the management of the Company-AAG is
under no obligation to require that all candidates and all
shareholder proposals are listed on the Company-AAG's proxy
card.

To enhance the potential that your proxy for the CHALLENGERS will be properly counted, we ask that you accurately identify yourselves by voluntarily writing in your Voter Control
Number(s) on our proxy card, and send it to us either
electronically, by fax or postal mail according to
instructions published on www.votepal.com. WE CAN'T STRESS
ENOUGH THE IMPORTANCE OF THE VOTER CONTROL NUMBER.
Without it being properly included, your proxy will not be a valid form of proxy and will not be counted. The generally accepted
practice is that the most recently-dated legal proxy will be the one counted.

VII.d. You May Vote In Person At The Meeting

We plan to have extra copies of our Proxy Statement and Proxy
Card available for those shareholders at the shareholders
meeting who have been unable to download copies of them. For employee and outside stockholders, if you hold your shares
through a bank or broker, you must CONTACT THEM TO RECEIVE
FROM THEM A LEGAL PROXY, and bring the legal proxy with you in order to vote at the meeting. You may call and request a legal proxy from your stockbroker, or download and print one at the
Internet voting site to which your proxy materials direct you.
However, these forms of proxy will not have the CHALLENGERS'
names printed on them.

To enhance the probability that your vote will be counted for the CHALLENGERS, you will need to voluntarily write in the
Voter Control Number on our Proxy Card that we will supply you at the meeting, check the names of your selections for
election, and/or mark your choices regarding the proposals,
and deliver that completed proxy to the Inspector of Elections or his appointee(s) at the meeting.

401(k) employee stockholders cannot vote their voting
instructions at the shareholders meeting. 401(k) employee
stockholders, as beneficial holders of such shares, must give directions to the trustee(s), the record holders of such
shares, on how to vote their shares in advance of the meeting by properly returning their Voting Instruction Form. That
deadline will probably be sometime in May 2005.

Some of the reasons for this state of affairs regarding
stockholders being able to vote for the CHALLENGERS (or not)
is due to the choice we made not to do a regular postal
mailing. HOWEVER, WE BELIEVE THAT ALL STOCKHOLDERS SHOULD BE
ENTITLED TO THE LEAST COSTLY AND SIMPLEST METHOD OF OBTAINING
A LEGAL FORM OF PROXY TO VOTE FOR THE CANDIDATES OF THEIR
CHOICE. THE INTERNET IS ONE OF THOSE RESOURCES, WHICH WE ARE
UTILIZING.

The law of Delaware, under which the Company-AAG is
incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is
submitted with information from which the Inspector(s) of
Election can determine that it was authorized by the
stockholder. (General Corporation Law of the State of
Delaware, Section 212(c).)

In general there is some disagreement on whether
electronically transmitted proxies are valid and lawful where a state of a "contested election" has been declared. The
CHALLENGERS position on this is that we have no objection to electronic proxy voting. In the past, we have discussed this with management of the Company-AAG, and indicated our
willingness to participate in developing a viable method to
maximize the convenience for all stockholders to vote, and
maximize the ease and accuracy of the tabulation of the proxy votes. Our position is that the determination of a contested election exists when the Company-AAG and the CHALLENGERS have filed accordingly with the SEC.

We understand that in the past the New York Stock Exchange
("NYSE") did not agree with positions like ours. It has
maintained that challengers have to do a mailing to all
shareholders who hold their shares in street name through
banks, brokers or other intermediaries. In our proxy contest in 2003, the NYSE said we would have to do a mailing, which
was substantiated by an April 30, 2003 fax that we sent to the
NYSE and the Commission contesting this decision. We can only view such a position that the NYSE took as being wrong on two counts. We feel: (1) this decision should be made by the
participants and the SEC--not by intermediaries; and (2) to be forced to pay for an essentially duplicative mailing wastes
time and resources.

In 2004, we contacted the NYSE regarding the position it will take in reference to our 2004 proxy contest. On April 28,
2004, we received a telephone call from Mr. Stephen Walsh of the NYSE. He said the NYSE had not changed its position in the last year, and would not classify our solicitation in 2004 as a "contest."

We note that in the August 2004 10Q SEC filing, the management of the AAG did not count the "broker vote." We believe the
management of the company was correct in this regard, and we commend its establishment of this precedent which benefits its shareholders.

VII.e. What If I Change My Mind After I Submit My Proxy?

If the CHALLENGER'S proxy card is signed with a voting
direction indicated, the proxy will be voted according to the direction given. If no direction is given with respect to a
proposal, the proxy will be voted as follows with respect to any such proposal (listed in the order of presentation and
using the same numbering as the Company-AAG's proxy materials on page 40 of its 2004 Proxy Statement for comparison): FOR
CHALLENGER director candidates Richard D. Foley, Stephen
Nieman, Robert C. Osborne MD, Terry K. Dayton, John Chevedden
and Carl Olson.

Before the polls close at the meeting, you may revoke your
proxy and change your vote by submitting a later-dated proxy.
Before the day of the meeting, you may do this by contacting the CHALLENGERS via fax at (360) 666-6483, toll free phone
call at 1-866-2-vote-us (1-866-286-8387) or email to
help@votepal.com.

Referencing the Company-AAG's 2004 proxy statement on page 7 under the heading "What if I change my mind after I submit my proxy?"--You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this
by: voting again by telephone or on the Internet (your latest telephone or Internet proxy is counted); signing another proxy card with a later date; or voting again at the meeting. (If
you hold your shares through a broker, you must bring a legal proxy in order to vote at the meeting.)

If you are a registered stockholder, you may obtain a new
proxy card by contacting the Company's Corporate Secretary,
Alaska Air Group, Inc., P.O. Box 68947, Seattle, WA 98168;
telephone 206-392-5567. If your shares are held by a broker or a bank, you may obtain a new voting instruction by contacting your broker or bank. If your shares are held by one of the
Company's 401(k) retirement plans or employee stock purchase plans, you may obtain a new voting instruction by contacting the trustee of such plans. You may obtain information about
how to contact the trustee from the Company's Corporate
Secretary. If you sign and date the proxy card or voting
instruction and submit it in accordance with the accompanying instructions and in a timely manner, your first proxy card or voting instructions will be revoked and your choices on the
proxy card or voting instruction will be voted as you
instruct.

VIII. INFORMATION ABOUT CHALLENGER NOMINEES

Mr. Richard De Wayne Foley, 58; retired 32-year railroad
conductor and President of The Foley Group. Mr. Steve Nieman,
51; pilot for Horizon Air since 1978. Robert C. Osborne, M.D.,
59; physician in private practice. Mr. Terry K. Dayton, 49,
communications agent for Horizon Air since 1985. Mr. John
Chevedden, 58; business analyst. Mr. Carl Olson, 60; business manager and adjunct professor of college accounting. For more information, see IX. PARTICIPANTS IN THE SOLICITATION below.

Mr. Nieman and Mr. Foley became acquainted with each other
through membership in CESJ, the Center for Economic and Social
Justice, a non-profit organization promoting stakeholder
ownership among other advocacies. In 2000, Mr. Nieman formed the non-profit Washington State corporation HACECA, Inc.,
which stands for the Horizon/Alaska Customer/Employee Co-
Ownership Association. After Mr. Foley and Mr. Nieman became acquainted, Mr. Nieman asked Mr. Foley to join HACECA's board, which he agreed to. HACECA is not a party in this
solicitation.

Mr. Nieman traveled to Tucson, Arizona in March 2002. Mr.
Foley introduced Mr. Nieman to Robert C. Osborne, MD during
this visit. Sharing similar interests in worker ownership,
these three men agreed to work to build a resource of
information and assistance to promote responsible exercise of worker ownership shareholder rights. Under that premise, they formed OUR (Ownership Union), which was certified by the U.S.
Dept. of Labor in June 2002. OUR is neither a party to, nor an associate in or participant in the solicitation.

In the fall of 2002 at the request of Mr. Nieman, Dr. Osborne and Mr. Foley agreed to accept nomination for election to the board of directors of the Company-AAG in 2003. They also
agreed to accept nomination for election in 2004. Mr. Dayton agreed to join the slate in April, 2004. In August 2004, Mr.
John Chevedden, and in Oct. 2004, Mr. Carl Olson agreed to
join the six-man slate to run for director seats available in
2005.

IX. PARTICIPANTS IN THE SOLICITATION

Richard D. Foley, Steve Nieman, Robert C. Osborne MD, Terry K.
Dayton, John Chevedden and Carl Olson are participants in the solicitation. Neither Mr. Foley, Dr. Osborne nor Mr. Olson
owns any of the Company-AAG's stock.

As of Nov. 15, 2004, Mr. Nieman owned approximately 300 shares of the Company-AAG's stock.

As of Nov. 15, 2004, Mr. Dayton owns a total of approximately
900 shares of the Company-AAG's stock.

As of Sept. 1, 2004, Mr. Chevedden owns a total of 200 shares of the Company-AAG's stock.

Neither Steve Nieman, Richard Foley, Dr. Osborne, Terry
Dayton, John Chevedden nor Carl Olson has any family
relationship with any of the officers or directors of the
Company-AAG, nor are they parties to, or in any way involved in any securities litigation involving the Company-AAG or any other registrant. None of them are promoters or control
persons. None of them have been in involved in any bankruptcy petitions or proceedings. None of them have been involved in any type of transaction or any other type of business
relationship with the Company-AAG, other than Mr. Nieman's
employment as a pilot, and Mr. Dayton's employment as a
communication's agent with Horizon Air. None of them have been involved in any solicitation of any registrant within the last five years, other than the 2003 and 2004 solicitation at the
AAG (with the exception of Mr. Chevedden and Mr. Olson). None of them have received any payment or income, other than Mr.
Nieman's and Mr. Dayton's within the normal course of their
regular employment.

RICHARD DE WAYNE FOLEY
6040 N. Camino Arturo Tucson, AZ 85718
Phone: (520) 742-5168
President & CEO. The Foley Group ("TFG") November 1989 to
present.

Principal business: Consulting; Shareholder services &
computer mapping. TFG was incorporated in November 1989.
Please note that TFG has no corporate involvement with any
shareholder actions at the Company-AAG; nor are any of its
officers, workers or associates in the Company-AAG. Mr. Foley and TFG own no shares of the Company-AAG either beneficially or in any other manner; nor do they have any business
relationships, past, existing or contemplated with the AAG;
nor any purchase or ownership, the voting of any proxies, or the withholding of any proxies of the Company-AAG's stock.

Founder of OUR (Ownership Union), and serves as Chairman. OUR is a registered federal labor union started in 2002. Address:
Box 602, Brush Prairie, WA 98606

Mr. Foley has not been convicted in a criminal proceeding.

Note: Mr. Foley has agreed to endeavor to assist several
worker shareholders of the Company-AAG, including Steve Nieman and Terry Dayton, in the exercise of their shareholder rights to make proposals, and to serve as a communication coordinator for these shareholders. In every instance of this assistance, the individual shareholder retained full control of the action of the exercise of their shareholder rights. In no case or
instance has there been any contract or agreement wherein Mr.
Foley would be paid or receive any compensation of any kind by or from any of these shareholders or any other parties. The
limited proxy by these shareholders did not include any voting rights, and it was limited to assisting in the preparing and presentation of shareholder proposals to the Company-AAG, and follow up with any necessary revisions. With the exception of
Mr. Nieman and Mr. Dayton, none of the other shareholders
assisted by Mr. Foley are associated in any way with this
contest or any solicitation of proxies for votes at the
Company-AAG's 2004 annual meeting and election of directors.

STEVE NIEMAN
Pilot for Horizon Air since December 1978.
Address: Horizon Air 8070 N.E. Air Trans Way Portland, OR
97218

Home Address: 15204 NE 181st Loop, Brush Prairie, WA 98606
Phone: (360) 687-3187

President of the Horizon/Alaska Customer/Employee Co-Ownership
Association ("HACECA"), a non-profit incorporated Aug. 2000 in
Washington state--Address: Box 602, Brush Prairie, WA 98606.
Founder and President of OUR (Ownership Union), which is a
registered U.S. federal labor union started in 2002. Address:
Box 602, Brush Prairie, WA 98606

Mr. Nieman has not been convicted in a criminal proceeding.

Mr. Nieman is acquainted with many worker shareowners of the registrant. Mr. Nieman is associated with Dr. Osborne and
Richard D. Foley in non-profit organizations only.

Steve Nieman is not a "significant employee" of the Company-
AAG as described in the SEC regulations S-K.

ROBERT C. OSBORNE MD
Principle business: Osborne Anesthesia Services
Address: 800 N. Swan Rd. Suite 114 Tucson, AZ 85711
Phone (520) 319-2093

Dr. Osborne is a physician in private practice.

Founder of OUR (Ownership Union), and Secretary/Treasurer. OUR
is a registered federal labor union started in 2002. Address:
Box 602, Brush Prairie, WA 98606

Mr. Osborne has not been convicted in a criminal proceeding.

TERRY K. DAYTON
Communications agent for Horizon Air since 1985.
Address: Horizon Air 8070 N.E. Air Trans Way Portland, OR
97218

Home Address: 10510 E. 6th Avenue, Spokane Valley, WA 99206
Phone (509) 922-2531

Member of the OUR (Ownership Union).

Mr. Dayton has not been convicted in a criminal proceeding.

Mr. Dayton is acquainted with many worker shareholders of the registrant.

Terry Dayton is not a "significant employee" of the Company-
AAG as described in the SEC regulations S-K.

JOHN CHEVEDDEN
Business Analyst.

Home Address: 2215 Nelson Ave. No. 205 Redondo Beach, CA 90278
Phone (310) 371-7872.

Member of the OUR (Ownership Union).

Mr. Chevedden has not been convicted in a criminal proceeding.

CARL OLSON
Business manager and adjunct professor of college accounting.

Home Address: PO Box 6102, Woodland Hills, CA 91365
Phone: (818) 223-8080

Mr. Olson has not been convicted in a criminal proceeding.

NOMINEE SPOTS 7 THROUGH 11 TO BE FILLED AT A LATER TIME...

X. ELECTION OF DIRECTORS

For additional information on the following proposal(s), we
direct you to the Company-AAG's April ___, 2005 Definitive
Proxy Statement pages _____.

X.a. Proposal No. 1 Election Of Directors

The challenger candidates have consented to be named in this proxy, and to serve if elected. The challenger nominees are:

Mr. Richard De Wayne Foley; Mr. Stephen Nieman; Robert C.
Osborne, MD; Terry K. Dayton; John Chevedden; and Carl Olson

The AAG's Board of Director nominees have yet to be announced.

In the election of directors, the nominees who receive the
highest number of FOR votes will be elected (see the Company-
AAG's April ___, 2005 Definitive Proxy Statement pg. ___ for a
comparison.)

You may vote FOR, AGAINST or you may WITHHOLD authority to
vote for each nominee for director.

X.b. Further Matters

Because they are privy to information regarding this
solicitation that other shareholders are not, there might be some who feel it would be improper for Mr. Foley, Dr. Osborne, and Mr. Olson to buy stock. Therefore, they will wait until
after the shareholders meeting to purchase shares.

We reference this because we believe it expresses the essence of the goal for why we have put forth the effort to bring
these proxy materials to the shareholders. We believe that the workers have not only their money invested in the Company-AAG, but also their lives. We believe that the relationship between workers and the management of the Company-AAG must be enhanced by providing flexibility through transparency and teaming with customers and outside stockowners. Ownership-sharing of
productive capital assets represented by ownership of
securities instruments such as common stock, could address
ever-climbing fixed costs covering employee compensation and benefits. These lower fixed hourly-wage costs could be
supplemented by variable payouts from capital ownership, such as a payout of profit sharing, employee performance bonuses, stock options, dividends on stock, as well as share price
appreciation.

If part of the CHALLENGER slate is elected, we might occupy a minority of the board, and will have to convince the majority as to the viability of our plans. There is no assurance that we will be able to successfully carry out what we advocate and foresee for the future.

IF THE CHALLENGERS ARE NOT ELECTED, they plan to continue to exercise their First Amendment rights of free speech regarding beliefs they hold. The CHALLENGERS support growing alliances between stockowners, workers and customers.

XI. SHAREHOLDER PROPOSALS

We believe we will comply with the Company-AAG's Bylaws,
Article II Meeting of Stockholders, Section 9 Proper Business
for Stockholders' Meetings by filing all of our proposals with the Corporate Secretary by the Feb. 12, 2005 deadline.

THE FULL DETAILS OF THE COMPANY-AAG SHAREHOLDER PROPOSAL(S)
CAN EVENTUALLY BE FOUND IN THE FORTHCOMING 2005 PRELIMINARY
AND DEFINITIVE PROXY STATEMENTS.

In the election of directors, the nominees who receive the
highest number of FOR votes will be elected (see the Company-
AAG's April ___, 2005 Definitive Proxy Statement pg. __).

PROPOSALS NUMBERING TWO THROUGH TWENTY-FIVE WILL BE ADDED
LATER.

XII. CONCLUDING REMARKS OF THE CHALLENGERS

All the Company-AAG Shareholders--You want to know our opinion of the real story behind the management team running Alaska
Airlines and Horizon Air? We urge and encourage you all to
closely examine the full record.

Wise men say a picture is worth a thousand words. We can't
post artwork via the SEC's EDGAR electronic filing system, but we can let the words paint a picture of the dedication of this management team, in our opinion, to exclude and disregard any and all input by shareowners, most disheartening, its employee shareowners.

To properly protect and grow your investment in the Company-
AAG, we believe you should take the time to research the
record we have compiled in the materials published at
www.votepal.com, and also available at numerous other
publicly-accessible websites such as www.sec.gov,
www.sec.gov/edgar and www.secinfo.com.

In our opinion, shareowners should enjoy a reasonable
expectation that the board will communicate clearly to them
regarding majority votes. The writing is on the wall for all
AAG stockowners to behold. We cannot believe rational
investors in the Company-AAG will endorse the form of business philosophy that the management of the Company-AAG has
demonstrated in the recent past.

WE URGE YOU TO REVIEW THE ENTIRE RECORD. WE BELIEVE THAT YOU
HAVE THE UNDENIABLE RIGHT TO AN OPPOSING VIEWPOINT. This full record rings the bell, and no matter how hard some might wish to unring it, we have captured the vibrations in public
records, so that all might investigate and become more
enlightened before voting for who sits on this board.

XIII. PROXY CARD (Note: This is a Preliminary Copy)

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE PARTICIPANTS
AND NOT ON BEHALF OF THE-COMPANY AAG'S BOARD OF DIRECTORS.

The filling out with the required and necessary personal
information and submission of this Proxy Card is voluntary.

Voter Control Number _______________________________________

The undersigned hereby appoints Steve Nieman and Richard Foley proxy, with full power of substitution, to vote with the same force and effect as the undersigned at the Annual Meeting of the Stockholders of the Alaska Air Group, Inc. to be held at a to-be-announced future place and time on, and any adjournment or postponement thereof, upon the matters set forth herein and upon such other matters as may properly come before the
meeting, all in accordance with the notice and accompanying
proxy statement for said meeting, receipt of which is
acknowledged.

(THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE
UNDERSIGNED.) This proxy, when properly executed, will be
voted in the manner directed herein. Please date, sign and
send your proxy card back today.

When completed and signed, this proxy/voting instruction form will be voted as you have directed. If no direction is given, it will be voted FOR ALL OF THE CHALLENGER NOMINEES (nominee numbers (01)/(02)/(03)/(04)/(05)/(06) in Proposal 1.

You may vote FOR or you may WITHHOLD authority to vote for
each nominee for director.

Proposal No. 1: Election of Directors--Nominees:

(01) Richard D. Foley (02) Stephen Nieman (03) Robert C.
Osborne, MD (04) Terry K. Dayton (05) John Chevedden (06) Carl
Olson (Candidates 7 thru 11 to be added later...)

FOR ________________________________________________________

____________________________________________________________

WITHHOLD
____________________________________________________________

_____________________________________________________________

THE FULL DETAILS OF THE 2005 SHAREHOLDER PROPOSALS CAN
EVENTUALLY BE FOUND IN THE COMPANY-AAG'S 2005 PRELIMINARY AND
DEFINITIVE PROXY STATEMENTS.

You may vote FOR or AGAINST or ABSTAIN on the shareholder
proposals. If you ABSTAIN from voting on any proposal, the
abstention has the same effect as a vote against such
proposal.

*Note* In their discretion, the proxies are authorized to vote upon such other business as may properly come before the
meeting or at any adjournments or postponements thereof.
PLEASE SIGN, DATE AND RETURN TODAY.

DATE _______________, 2005

Signature ____________________________________________________

Signature ____________________________________________________

Title(s) ___________________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor,
administrator, trustee or guardian, please give full title as such.